EXHIBIT 11
               COMPUTATION OF PER SHARE EARNINGS
                       BROWN GROUP, INC.
                        AND SUBSIDIARIES

(Thousands, except per share)
                                             1996       1995       1994
                                           --------   --------   --------
PRIMARY

Weighted average shares outstanding          17,672     17,591     17,555
Net effect of dilutive stock options
   based on treasury stock method
   using average market price                    27          7         84
                                           --------   --------   --------
      TOTAL                                  17,699     17,598     17,639
                                           ========   ========   ========

Earnings from continuing operations        $ 20,315   $    697   $ 33,566
Discontinued operations                           -      2,600      5,832
                                           --------   --------   --------
Net earnings                               $ 20,315   $  3,297   $ 39,398
                                           ========   ========   ========
Earnings per share from continuing
   operations                              $   1.15   $   0.04   $   1.91
Discontinued operations                           -       0.15       0.33
                                           --------   --------   --------
Net earnings per share (1)                 $   1.15   $   0.19   $   2.24
                                           ========   ========   ========
FULLY DILUTED

Weighted average shares outstanding          17,672     17,591     17,555
Net effect of dilutive stock options
   based on treasury stock method
   using year-end market price, if
   higher than average market price              53         46         98
                                           --------   --------   --------
      TOTAL                                  17,725     17,637     17,653
                                           ========   ========   ========

Earnings from continuing operations        $ 20,315   $    697   $ 33,566
Discontinued operations                           -      2,600      5,832
                                           --------   --------   --------
Net earnings                               $ 20,315   $  3,297   $ 39,398
                                           ========   ========   ========
Earnings per share from continuing
   operations                              $   1.15   $   0.04   $   1.91
Discontinued operations                           -       0.15       0.33
                                           --------   --------   --------
Net earnings per share (1)                 $   1.15   $   0.19   $   2.24
                                           ========   ========   ========

(1) The dilutive effect of stock options was not included in weighted average shares outstanding for purposes of calculating earnings per share because dilution was less than 3% and not material.
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